UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2009

AXS-ONE INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-26358	13-2966911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 Route 17 North, Rutherford, New Jersey 07070 (Address of principal executive offices, including zip code) (201) 935-3400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 29, 2009, AXS-One Inc. (the “Company”) entered into an Omnibus Amendment to Certain Promissory Notes and Investor Rights Agreements Among AXS-One and Certain Investors (the “Omnibus Amendment”).

The Omnibus Amendment serves to: (i) extend the maturity date of each of the Company’s Series A 6% Secured Convertible Promissory Notes, Series B 6% Secured Convertible Promissory Notes, Series C 6% Secured Convertible Promissory Notes, Series D 6% Secured Convertible Promissory Notes, and Series E 6% Secured Convertible Promissory Notes (collectively, the “Subordinated Notes”) from May 29, 2009 to July 31, 2009 and (ii) amend the existing registration rights provided to the purchasers of the Subordinated Notes to extend the required filing date for a registration statement to register the shares underlying the Subordinated Notes and the warrants issued in connection therewith, from May 29, 2009 to July 31, 2009.

The foregoing description of the Omnibus Amendment does not purport to be complete and is qualified in its entirety by reference to the Omnibus Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits – The following exhibit is filed as part of this report:

10.1	Omnibus Amendment to Certain Promissory Notes and Investor Rights Agreements Among AXS-One and Certain Investors dated as of May 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXS-ONE INC.

Date: May 29, 2009	By:	/s/ Joseph P. Dwyer
Joseph P. Dwyer
Executive Vice President, Chief Financial Officer and Treasurer